Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Corporation	State of Incorporation

SPIAPT, Inc. (has 16 subsidiaries engaged in the Apartment business in the United States)	Alabama

SPICOM, Inc. (has 6 subsidiaries engaged in the Retail business in the United States)	Alabama

SPIMALL, Inc. (has 5 subsidiaries engaged in the Retail business in the United States)	Alabama

SPIPOWER, Inc. (has 2 subsidiaries engaged in the Retail business in the United States)	Alabama

SPIALA Corporation	Delaware

SPILAND, Inc.	Alabama

SPITON, Inc.	Alabama

SPITOWN Corporation	Delaware

SPILAF, Inc.	Alabama

SPINAP, Inc.	Delaware

SPIBILE, Inc.	Alabama

SPICLIFF, Inc.	Delaware

SPILAKE, Inc.	Delaware

Clearwater Acquisition Corp.	Delaware

Lafayette Acquisition Corp.	Louisiana

Pensacola Acquisition Corp.	Florida

Realty Acquisition Corporation	Delaware

SPIGOV I, Inc.	Florida

SPIDELA, Inc.	Delaware

Slidell Acquisition Corp.	Delaware

DEVGROUP, Inc. (has 4 subsidiaries engaged in the Retail business in the United States)	Maryland

SPINO, Inc.	Delaware

SPIANTONIO, Inc.	Delaware

SPINELLON, Inc.	Delaware

SPIPAL, Inc.	Delaware

SPIWACHEE, Inc.	Delaware

FAGALA, Inc.	Louisiana

SPILAN, Inc.	Delaware

SPIWARD, Inc.	Delaware

Sizeler Real Estate Management Co., Inc.	Louisiana